UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement

[   ]    Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))

[   ]    Definitive Proxy Statement

[   ]    Definitive Additional Materials

[ x ]    Soliciting Material Pursuant to Section 240.14a-12


                         SENTINEL GROUP FUNDS, INC.

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.)  Title of each class of securities to which transaction applies:
     2.)  Aggregate number of securities to which transaction applies:
     3.) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount which the filing fee is calculated and state how it was determined):
     4.)  Proposed maximum aggregate value of transaction:
     5.)  Total fee paid:

SENTINEL ANNOUNCES SPECIAL MEETING OF SHAREHOLDERS TO VOTE ON FUND
REORGANIZATIONS
On June 9, 2005, the Sentinel Funds Board of Directors approved the following proposals at its meeting:

1) The Sentinel Bond Fund would reorganize into the Sentinel Government Securities Fund.
2) The Sentinel Core Mid Cap Fund would reorganize into the Sentinel Mid Cap Growth Fund.
3) The Sentinel Growth Index Fund would reorganize into the Sentinel Flex Cap Opportunity Fund.

These proposals were approved by the Board, which believes that they are in the best interests of fund shareholders.

The Board has called a special meeting of shareholders to be held on September 6, 2005, when the shareholders of the Bond, Core Mid Cap and Growth Index Funds will vote on each applicable proposal. Only shareholders of record as of the close of business on June 18, 2005, which is the record date, will be entitled to vote at the meeting. Sentinel will mail proxy materials that discuss the proposals in detail to shareholders of record. Proxy materials should begin mailing in late July.

If approved by shareholders, the Sentinel Bond Fund, Core Mid Cap Fund and Growth Index Fund will close to new accounts and investments, other than reinvested dividends, on September 20, 2005. The reorganizations are expected to occur in late September, 2005.

YOUR VOTE IS IMPORTANT!
If you're a shareholder in the Sentinel Bond Fund, the Sentinel Core Mid Cap Fund or the Sentinel Growth Index Fund, please refer to your proxy card for information about how to vote by telephone, online or mail. You may also vote by attending the meeting.

For more information about the proposed reorganizations and how to vote, please log onto www.sentinelfunds.com, and follow the prompts you'll find on the Home Page.